Exhibit 99.1

Aspen Aerogels, Inc. Provides Business Update

Accelerated Capital Investments Driven by EV Thermal Barrier Demand;

Updated 2022 Financial Outlook

For Immediate Release

NORTHBOROUGH, Mass., June 6, 2022 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today provided an update on recent developments with its business, as well as an update on its financial outlook for fiscal year 2022 as a result of these developments.

Recent Developments

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Increased visibility to expected order volume for 2022 from General Motors and Toyota is driving an updated outlook in thermal barrier revenues from $18.0 million to a range of $52.0 million to $62.0 million, a potential threefold increase in demand versus original expectations.

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The energy industrial demand book is also strong and accelerating; Aspen’s recent investments and productivity improvements position it to deliver 2022 revenues in this segment in the range of $128.0 million to $138.0 million.

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To prepare for anticipated continued revenue growth, Aspen is advancing progress on the construction of its second aerogel manufacturing facility in Statesboro, Georgia (“Plant II”), with over half of the site work completed and commissioning of Phase I of the facility expected in Q4 2023.

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Aspen has also leased, and is in the process of equipping, its planned high-volume thermal barrier facility in Mexico to assemble its thermal barrier products for various EV OEM customers. This facility, which is intended to enable the growth in thermal barrier volumes in the second half of 2022 and beyond, has started training personnel and assembling parts.

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Aspen has also accelerated capital expenditures to execute its growth plans through 2025. These capital expenditures include productivity improvements to its aerogel manufacturing facility in Rhode Island, Phase I of Plant II, and all related thermal barrier assembly facilities and equipment. Aspen believes that the anticipated cost of these capital projects will be in the range of $650.0 million to $750.0 million. However, further cost inflation and/or supply chain disruptions, as well as potential changes in the scope of the facilities, could lead to increases in that range. Engineering changes and other factors could also decrease the amount of capital expenditures incurred by Aspen.

Commenting on today’s announcement, Donald R. Young, President and CEO, stated, “Our updated outlook for the year reflects an acceleration in demand and penetration in the EV market, coupled with solid energy industrial growth. We are increasing our investment levels for the year in advance of the significant expected growth within our PyroThin® thermal barrier business. These investments are focusing on Phase 1 of Plant II; a high-volume thermal barrier assembly operation in Mexico; and enhancing the technical, commercial and operational teams that support our thermal barrier business. Leveraging higher volumes, coupled with the impact of these investments, advances our path to profitability and sets the stage for reaching our revenue and profitability goals over the next several years.”

As a result of these recent developments, Aspen is today also providing the following update on its financial outlook for 2022:

2022 Financial Outlook

Aspen’s 2022 full year outlook has been updated to reflect the following.

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Total revenue is expected to range between $180.0 million and $200.0 million, as compared to the previous range of $145.0 million and $155.0 million; $34.0 million to $44.0 million of the increase in the revenue outlook is driven by additional thermal barrier volumes.

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Net loss is expected to range between $79.8 million and $86.8 million, as compared to the previous range of $66.7 million and $70.7 million, driven by increased materials costs and increased manufacturing and operating expenses necessary to support the additional thermal barrier volumes.

•	Adjusted EBITDA is expected to range between $(55.0) million and $(62.0) million, as compared to the previous range of $(42.0) million and $(46.0) million driven by the increase in expected net loss.

•	Net loss per share is expected to range between $2.20 and $2.40, as compared to the previous range of $1.88 and $1.99.

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Capital expenditures in 2022 are expected to range between $250.0 million and $300.0 million, as compared to the previous range of $250.0 million and $275.0 million. These expectations reflect the advancing progress of Phase I of Plant II and the acceleration of investments for high-volume thermal barrier assembly in Mexico.

The Company’s 2022 outlook assumes depreciation and amortization of $9.7 million, stock-based compensation expense of $8.2 million, interest expense of $6.8 million and weighted average shares outstanding of 36.2 million for the full year. Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2022, including those related to the planned capacity expansion, supply chain disruptions or further cost inflation, that could cause actual results to vary materially from this outlook.

Ricardo C. Rodriguez, Senior Vice President and CFO, added, “The higher than expected demand for thermal barriers from General Motors and Toyota is enabling us to accelerate planned transitions in our operating plan and pave our path to profitability. Our target gross profit margins are coming into focus as the absorption of fixed costs improves and our conversion costs decrease as a percentage of sales.” Mr. Rodriguez concluded, “In many ways our plans for 2022 now look very much like our original plans for 2023 coming into this year.”

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2022 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities.

Investor Relations Contact	Media Contact
Laura J. Guerrant-Oiye	Amy Damiano
VP, IR & Corporate Communications	VP, Marketing
Phone: (508) 691-1111 x 8	Phone: (508) 691-1111 x 5
loiye@aerogel.com	adamiano@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2022 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto, including with respect to Aspen’s

2022 financial outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about capacity, revenue, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from General Motors and Toyota and how they may enable path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target gross margins; beliefs about the general strength, weakness or health of Aspen’s business; acceleration in demand; demand increase from General Motors and Toyota for 2022, energy industrial demand book acceleration in 2022, level of penetration in EV market, growth in energy industrial markets; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThin, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen’s thermal barrier design, prototype, quoting and assembly activities; expectations about the cost of the capital projects, including Plant II, expectations about the commissioning of Phase I of Plant II in Q4 2023; beliefs about our planned Mexico assembly facility and its timely operations, its ability to meet the demand, the growth in thermal barrier demand to match the assembly operation and vice versa; ability to shift assembly operations from East Providence to Mexico in a timely manner. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan through 2025, inability to complete construction and commissioning the Phase I of Plant II by Q4 2023 and reasonably within budget, inability to manage supply chain disruptions to avoid undue delay or impact on operations or construction of Plant II and Mexico assembly facility, inability to create new product, partnership and market opportunities; any sustained downturn in the industry or energy prices; any sustained downturn in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThin to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for, including PyroThin; any other battery performance and safety products, battery materials or for other new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three existing production lines in East Providence, RI or the Mexico assembly facility, including due to the coronavirus pandemic, COVID-19 or any other factor; any inability to expand manufacturing capacity in a second manufacturing facility in Bulloch County, Georgia or at any other location; any inability to establish or timely establish thermal barrier assembly operations in Mexico or any other location; the failure to receive all regulatory or other approvals required to operate, maintain or expand any of Aspen’s facilities; any failure to achieve demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; any failure to timely raise sufficient capital to fund various capital projects; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s Aerogel Technology Platform™; any future finding of invalidity of any of Aspen’s patents in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries including Mexico; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the 2022 full year financial outlook:

	Year Ending
	December 31, 2022
	Low	High
	(In thousands)
Net loss	$(86,800)	$(79,800)
Depreciation and amortization	9,700	9,700
Stock-based compensation	8,300	8,300
Interest expense, net	6,800	6,800

Adjusted EBITDA	$(62,000)	$(55,000)